UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report: October 19, 2006
(Date of earliest event reported: October 13, 2006)

CENTURY CASINOS, INC.
(Exact Name of Registrant as specified in its charter)

Delaware	0-22290	84-1271317
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

1263 Lake Plaza Drive Suite A, Colorado Springs, CO	80906
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	719-527-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Management Agreements

On October 13, 2006, the Company entered into separate Revised and Restated Management Agreements (the “Management Agreements”) with Flyfish Casino Consulting AG, a Swiss corporation, to secure the services of the Company’s Co CEO Erwin Haitzmann, and with Focus Casino Consulting AG, a Swiss corporation, to secure the services of the Company’s Co CEO Peter Hoetzinger. Under the Management Agreements, each Co CEO will provide executive casino management services to the Company through December 31, 2011, and for five year renewable periods thereafter, unless their services are sooner terminated by them or by the Company.

Retroactive to September 30, 2006, the Management Agreements provide for an annual base management fee of $360,000 to each of Dr. Haitzmann’s and Mag. Hoetzinger’s management companies, plus such annual increases and bonuses, and such other incentives, benefits and compensation as may be awarded by the Compensation Committee of the Board of Directors of the Company.

The management fees will be reviewed annually by the Compensation Committee of the Board of Directors of the Company. The Management Agreements further provide for termination payments to be made for a period of six months if the Management Agreement is terminated by the management company without cause, or for a lump sum cash payment of three times the management company’s annual fee plus three times the management company’s average bonus for the previous three years if the termination occurs (a) after a Change of Control of the Company (as defined), (b) by the management company, for cause, or (c) by the Company, without cause.

The Management Agreements have been approved by the Compensation Committee of the Board of Directors of the Company.

The above summary of the terms of the Management Agreements is qualified in its entirety by the text of the Management Agreements, copies of which are attached to this Form 8-K as exhibits 10.176 and 10.177 and are incorporated herein by reference.

Amended Employment Agreements

On October 13, 2006, the Company amended Employment Agreements (the “Employment Agreements”) that initially were entered into on February 18, 2003 between Century Casinos Europe GmbH and Dr. Erwin Haitzmann, Chairman of the Board and Co CEO and Mag. Peter Hoetzinger, Vice Chairman, President and Co CEO. Effective September 1, 2006, the Employment Agreements were amended to provide each executive officer with pension insurance with a contract value of €500,000. If the Employment Agreement, as amended, is terminated by the executive officer for cause, or by either party without cause, the executive officer will receive the contract value of the pension insurance as a cash payment from the Company. The amendments also redefine the effective date of termination for the executive officers. The amendments have been approved by the Compensation Committee of the Board of Directors of the Company.

The above summary of the terms of these amendments is qualified in its entirety by the text of the amendments, copies of which are attached to this Form 8-K as exhibits 10.178 and 10.179 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits
10.176 Revised and Restated Management Agreement, effective September 30, 2006, by and between Century Resorts International Ltd, Century Casinos, Inc. and Flyfish Consulting Agreement, dated October 13, 2006.
10.177 Revised and Restated Management Agreement, effective September 30, 2006, by and between Century Resorts International Ltd, Century Casinos, Inc. and Focus Consulting Agreement, dated October 13, 2006.
10.178 Amendment No.2 to Employment Agreement, effective September 1, 2006, between Century Casinos, Inc. and Dr. Erwin Haitzmann, dated October 13, 2006.
10.179 Amendment No.2 to Employment Agreement, effective September 1, 2006, between Century Casinos, Inc. and Mag. Peter Hoetzinger, dated October 13, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Century Casinos, Inc.
(Registrant)

Date: October 19, 2006	By : /s/ Ray Sienko
Ray Sienko
Chief Accounting Officer